UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                               September 29, 1998




              ML-LEE ACQUISITION FUND (RETIREMENT ACCOUNTS) II, L.P. (Exact name of registrant as specified in its governing instruments)


              Delaware                               04-3028397
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                         New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number, including area code: (212) 236-7339

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                              ITEM 5. OTHER EVENTS


     As  reported  on  September  23,  1998,   on  August  13,  1998,   Cinnabon
International, Inc., a Delaware corporation ("Cinnabon"), and a portfolio company of ML-Lee Acquisition Fund (Retirement Account) II, L.P. (the "Retirement Fund"), executed an Agreement and Plan of Merger with AFC Enterprises, Inc. ("AFC") pursuant to which AFC will acquire Cinnabon by merger (the "Merger"). The Merger, which is subject to certain closing conditions, was originally expected to be consummated by the end of September. It is now anticipated that the Merger will close early in the fourth quarter 1998.

     The per Unit amount to be distributed to the Retirement Fund's Limited Partners from this transaction is not determinable at this time. Net
Distributable Capital Proceeds less the payment of expenses and the establishment of reserves, if any, will be distributed to Limited Partners of record as of the closing date of this transaction.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 29th day of September 1998.


              Signature                           Title



______________________              ML Mezzanine II Inc.
Audrey Bommer                       Vice President and Treasurer
                                    (Principal Financial Officer of Registrant)